Exhibit 10.29

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is made as of April 20, 2005, by and among JAMDAT Mobile Inc., a Delaware corporation (the “Company”) and the persons listed on Schedule A hereto, each of which is herein referred to as an “Investor.”

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Purchase Agreement dated as of April 20, 2005 (the “Purchase Agreement”);

WHEREAS, as a condition of the obligations of, and an inducement to, the parties to consummate the purchase by the Company and sale by the Investors of the membership interests of Blue Lava Wireless, LLC, a Hawaiian limited liability company, contemplated by the Purchase Agreement, this Agreement shall be executed and delivered;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.             Registration Rights.  The Company covenants and agrees as follows:

1.1.                Definitions.  For purposes of this Agreement:

(a)           The term “Act” means the Securities Act of 1933, as amended.

(b)           The term “Common Stock” shall mean the Common Stock of the Company.

(c)           The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)           The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.9 hereof.

(e)           The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(f)            The term “Person or Persons” shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

(g)           The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(h)           The term “Registrable Securities” means (i) the Common Stock issuable or issued to the Investors pursuant to the Purchase Agreement and (ii) any Common Stock issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities (a) sold by a person in a transaction in which the rights under this Section 1 are not assigned, (b) registered under the Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, or (c) publicly sold pursuant to Rule 144 under the Act.

(i)            The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock then outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable, exchangeable or convertible securities which are, Registrable Securities.

(j)            The term “SEC” shall mean the Securities and Exchange Commission.

1.2.                Incidental Registration.  If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Securities of its intention so to do.  Upon the written request of any such Holder, received by the Company within twenty (20) days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will use commercially reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Securities so registered.  In the event that any registration pursuant to this Section 1.2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter(s) advise the Company, in writing or otherwise, that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein.  The Company shall not be required to include more than one million (1,000,000) shares (subject to appropriate adjustment for stock splits, stock dividends, combination’s and other recapitalizations) of the Registrable Securities initially issued the Investors pursuant to the Purchase Agreement in any single registration pursuant to this Section 1.2.  Without limiting the preceding sentence, with respect to any one Holder, the maximum number of such Holder’s shares of Registrable Securities registrable under this Section 1.2 in any single registration shall be equal to the total number of Registrable Securities to be registered in the registration multiplied by a fraction, the numerator of which shall be the total number of Registrable Securities held by such Holder and the denominator of which shall be the total number of Registrable Securities held by all Holders requesting registration pursuant to this Section 1.2.

1.3.                Request for Registration.

(a)           If the Company shall receive at any time twelve (12) months after the date of this Agreement, a written request from the Holders of one-third (1/3) of the Registrable Securities then outstanding and owned by such Holders that the Company file a registration statement under the Act covering all or any portion of the registration of Registrable Securities, then the Company shall:

(a)           (i)            within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and such Holders shall then be entitled within twenty (20) days thereafter to request the Company to include in the requested registration all or any portion of their shares of Registrable Securities, provided, however, that in no event shall the Company be obligated to register more than one million (1,000,000) shares of Registrable Securities less the aggregate number of shares of Registrable Securities previously registered pursuant to Section 1.2 of this Agreement (in each case, subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), and provided, further, that, with respect any one Holder (and without limiting the immediately preceding proviso), the maximum number of such Holder’s shares of Registrable Securities registrable under this Section 1.3 shall be equal to the total number of Registrable Securities to be registered in the registration multiplied by a fraction, the numerator of which shall be the total number of Registrable Securities held by such Holder and the denominator of which shall be the total number of Registrable Securities held by all Holders requesting registration pursuant to this Section 1.3; and

(ii)           effect as soon as possible the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.3(b).

Notwithstanding anything to the contrary contained herein, prior to September 28, 2005, the Company shall only be obligated to effect a registration under this Section 1.3 if, and only if, it is eligible to file such registration on Form S-3.

(b)           If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.3(a) and the Company shall include such information in the written notice referred to in subsection 1.3(a).  The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.3, if the managing underwriter(s) advises the Company, in writing or otherwise, that marketing factors require the limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, as follows:  the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)           The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3 after the Company has effected one (1) registration pursuant to this Section 1.3; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the holders of Registrable Securities (other than as a result of a material adverse change in the business or condition, financial or otherwise, of the Company) and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto (not including shares eligible for sale pursuant to the underwriters’ over-allotment option).

(d)           The Company shall be entitled to include in any registration statement referred to in this Section 1.3 shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the written opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Registrable Securities to be sold.  Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the SEC any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders requesting sale pursuant to an underwritten offering pursuant to this Section 1.3 until the completion of the period of distribution of the registration contemplated thereby.

1.4.                Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days (provided, however, that the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it).

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period.

(c)           Furnish to the Holders and to each underwriter such numbers of copies of a registration statement and a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the public sale or disposition of the Registrable Securities covered by such registration statement.

(d)           Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, or in the case of an underwritten public offering, the managing underwriter; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(f)            Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g)           Use best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed.

(h)           Provide a transfer agent and registrar for all such Registrable Securities, not later than the effective date of such registration statement.

(i)            If the offering is underwritten and at the request of any seller of Registrable Securities, use best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration:  (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters or such seller reasonably may request.

(j)            Advise each selling Holder of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(k)           Cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities.

In connection with each registration pursuant to Section 1 covering an underwritten public offering, the Company and each participating Holder of Registrable Securities agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

Notwithstanding the provisions of this Section 1.4, the Company’s obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any twelve (12) month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

1.5.                Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.  Each Holder participating in any underwritten public offering, shall also enter into and perform its obligations under the underwriting agreement, in usual and customary form.

1.6.                Expenses of Registration.  All expenses other than underwriting discounts and commissions and the fees of disbursements of counsel for the selling Holders, if any, incurred in connection with registrations, filings or qualifications pursuant to Section 1, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and reasonable fees and disbursements of one counsel to the selling Holders (which may be Company counsel) shall be borne by the Company.

1.7.                Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8.                Indemnification and Contribution.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)           The Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as incurred; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b)           Each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities pursuant to in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person entitled to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of any liability that it may have to the indemnified party hereunder unless such failure materially and adversely prejudices the ability of the indemnifying party to defend such action, and the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d)           If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that no such indemnifying party will be required to contribute any amount in excess of the net proceeds of all such Registrable Securities offered by it pursuant to such registration statement.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were determined by pro rata allocation or by any other method of allocation which does not take into account of the equitable considerations referred to above.  No person guilty of fraudulent misrepresentation in connection with a registration statement (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in this Agreement shall control.

(f)            The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.9.                Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)           use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Act (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.10.              Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) any family member or family trust or similar entity for the benefit of any Holder who is an individual (or such Holder’s family member) and (ii) a transferee or assignee of such securities who, after such assignment or transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided:  (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.11 below by executing an Instrument of Accession in the form of Schedule B hereto.  For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.11.                “Market Stand-Off” Agreement.  Each Holder and each Restricted Person hereby agrees that, if requested in writing, during the period of time specified by an underwriter of Common Stock or other securities of the Company, following the date of the initial sale to the public pursuant to a registration statement of the Company filed under the Act, it shall not, to the extent requested by such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees of Holders who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration (including, without limitation, pursuant to this Section 1); provided, that (i) all executive officers and directors of the Company enter into similar agreements and (ii) such market stand-off time period shall not exceed 180 days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.12.                Termination of Registration Rights.  The obligations of the Company to register shares of Registrable Securities, and the obligations of each Holder and each Restricted Person, under Section 1 shall terminate on the third anniversary of the date of this Agreement.

2.     Miscellaneous

2.1.          Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  The Company shall amend Schedule A as necessary (which amendments shall not require the consent of the holders of Registrable Securities in accordance with Section 2.7) to include any successor or assign of an Investor or any successor or permitted assign of a Restricted Person upon the execution by such successor or assign of an instrument of accession, in the form of Schedule B hereto.

2.2.                Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

2.3.                Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or telecopy machine shall be binding to the same extent as an original.

2.4.                Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5.                Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be sent to the address/fax number indicated for such party on the signature page hereof or an instrument of accession attached in the form of Schedule B hereto, as appropriate (provided that any party may at any time change its address/fax number for notice by providing ten (10) days advance written notice to the other parties), and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) the time of successful facsimile transmission to the party to be notified, (iii) one (1) day following sending by reputable overnight delivery service or (iv) five (5) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid.

2.6.                Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.7.                Amendments and Waivers.  Except as otherwise set forth herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least two-thirds (2/3) of the Registrable Securities then outstanding.  Subject to the forgoing, any amendment or waiver effected in accordance with this Section 2.7 shall be binding upon each holder (and future holder) of any Registrable Securities then outstanding (whether or not such holder in fact consented to such amendment or waiver) and the Company.

2.8.                Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.9.                Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

2.10.              Entire Agreement.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

2.11.              Additional Parties.  Any purported transfer of Shares without full compliance with the provisions of this Agreement shall be null and void.  Any Investor may transfer Shares to any Person provided that the transferee of the Shares shall hold the Shares so acquired with, subject to Section 1.10, all the rights conferred by, and subject to all the restrictions imposed by, this Agreement, and as a condition to such transfer each such transferee shall execute and deliver an instrument of accession in the form of Schedule B hereto agreeing to be bound by the provisions of this Agreement, as if he, she or it was an Investor.  The Company shall amend (which amendments shall not require the consent of the holders or Registrable Securities in accordance with Section 2.7) Schedule A to reflect any transfer by an Investor, upon the execution by such Restricted Person or transferee, as the case may be, of an instrument of accession, in the form of Schedule B hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

JAMDAT Mobile Inc.,
a Delaware corporation

	By:	/s/ Mitch Lasky
Mitch Lasky, Chief Executive Officer

Address:	3415 S. Sepulveda Blvd., Suite 700
Los Angeles, CA 90034
Facsimile: (310) 397-0353

With a copy to:	C. Thomas Hopkins, Esq.
Sheppard, Mullin, Richter & Hampton, LLP
800 Anacapa Street
Santa Barbara, CA 93101
Facsimile: (805) 568-1955

INVESTORS:

/s/ HENK ROGERS
HENK ROGERS, in his individual capacity

Address:	1050 Lunalilo St., PH5
Honolulu, Hawaii 96822
Facsimile: (808) 528-1634

/s/ AKEMI ROGERS
AKEMI ROGERS, in her individual capacity

Address:	1050 Lunalilo St., PH5
Honolulu, Hawaii 96822
Facsimile: (808) 528-1634

Henk B. Rogers 2005 Dynasty Trust

	By:	/s/ Akemi Rogers
Akemi Rogers, Trustee

		By:	/s/ Henk Rogers
Henk Rogers, Settlor

Address:	1050 Lunalilo St., PH5
Honolulu, Hawaii 96822
Facsimile: (808) 528-1634

Akemi M. Rogers 2005 Dynasty Trust

	By:	/s/ Henk Rogers
Henk Rogers, Trustee

		By:	/s/ Akemi Rogers
Akemi Rogers, Settlor

Address:	1050 Lunalilo St., PH5
Honolulu, Hawaii 96822
Facsimile: (808) 528-1634

Lloyd Living Trust u/t/a February 20, 1993

	By:	/s/ Robert E. Lloyd
Robert E. Lloyd, Trustee

	By:	/s/ Kay Lloyd
Kay Lloyd, Trustee

Address:	26707 Tanglewood Lane
Los Altos Hills, CA 94022
Facsimile:

/s/ MINORU ARAKAWA
MINORU ARAKAWA, in his individual capacity

Address:	1611 Evergreen Point Road
Medina, WA 98039
Facsimile: (808) 804-8155